Exhibit 23(a)


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------




DELOITTE &
 TOUCHE LLP       ------------------------------------------------------------
-----------       250 East Fifth Street         Telephone: (513) 784-7100
                  P.O. Box 5340
                  Cincinnati, Ohio 45201-5340


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated August 8, 1996 incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 1996. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



/S/DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
February 14, 1997





















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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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